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                                                                    EXHIBIT 21.1

                              SCHUFF STEEL COMPANY
                              LIST OF SUBSIDIARIES


         NAME OF ENTITY                        JURISDICTION OR ORGANIZATION

1.       B&K Fabrications, Inc.                         Arizona

2.       Addison Structural Services, Inc.              Florida

3.       Addison Steel, Inc.                            Florida

4.       Quincy Joist Company                           Florida